Exhibit l
December 14, 2006
Patriot Capital Funding, Inc.
274 Riverside Avenue
Westport, Connecticut 06880
Ladies and Gentlemen:
     We have acted as counsel to Patriot Capital Funding, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form N-2 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to (i) the issuance by the Company of an aggregate of 16,029,397 shares of the Company’s common stock, par value $0.01 per share (together with any additional shares of such stock that may be issued by the Company pursuant to Rule 462(b) (as prescribed by the Commission pursuant to the Act) in connection with the offering described in the Registration Statement, the “Company Shares”), (ii) the sale by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) of an aggregate of 119,953 shares of the Company’s common stock, par value $0.01 per share, in connection with the offering described in the Registration Statement, which shares have been issued and are outstanding, the “Outstanding Selling Stockholders’ Shares”) and (iii) the sale by the Selling Stockholders of an aggregate of 1,922,574 shares of the Company’s common stock, par value $0.01 per share, in connection with the offering described in the Registration Statement, which shares are issuable upon the exercise of options granted under the Patriot Capital Funding, Inc. Amended Stock Option Plan (the “Plan”), the “Issuable Selling Stockholders’ Shares”).
     We have participated in the preparation of the Registration Statement and have examined originals or copies, certified or otherwise identified to our satisfaction by public officials or officers of the Company as authentic copies of originals, of (i) the Company’s Restated Certificate of Incorporation, as amended to date and currently in effect, (ii) the Company’s Restated Bylaws, as amended to date and currently in effect, and (iii) such other documents as in our judgment were necessary to enable us to render the opinions expressed below.
     In our review and examination of all such documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, and the conformity with authentic originals of all documents and records submitted to us as copies. We have assumed without verification the accuracy and completeness of all corporate records made available to us by the Company.

     To the extent we have deemed appropriate, we have relied upon certificates of public officials and certificates and statements of corporate officers of the Company as to certain factual matters.
     This opinion is limited to the Delaware General Corporation Law, and we express no opinion with respect to other laws of the State of Delaware or the laws of any other jurisdiction. The opinions expressed in this letter are based on our review of the Delaware General Corporation Law.
     We assume that the issuance, sale and amount of the Company Shares to be offered from time to time will be authorized and determined by proper action of the Company’s Board of Directors (each a “Board Action”) in accordance with the parameters described in the Registration Statement and in accordance with the Company’s Restated Certificate of Incorporation, the Company’s Restated Bylaws, and the Delaware General Corporation Law.
     Based upon and subject to the foregoing and our investigation of such matters of law as we have considered advisable, we are of the opinion that:
1.	upon due authorization by Board Action of the issuance of the Company Shares, and upon the consummation of the sale of the Company Shares and the payment of the consideration therefor in accordance with the terms and provisions of such Board Action, the Company Shares will be duly authorized, validly issued, fully paid and non-assessable;

2.	the Outstanding Selling Stockholders’ Shares have been duly authorized and validly issued, and are fully paid and non-assessable; and

3.	the Issuable Selling Stockholders’ Shares have been duly authorized and, when issued against receipt of the consideration therefor in accordance with the provisions of the Plan and the terms of any other agreements relating to such issuance, will be validly issued, fully paid and nonassessable.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the “Legal Matters” section of the prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.
Very truly yours,
SUTHERLAND ASBILL & BRENNAN LLP